Exhibit 5.3

São Paulo, March 21st, 2023.

Sendas Distribuidora S.A.

Avenida Ayrton Senna, n° 6.000, Lote 2, Pal 48959, Anexo A

Jacarepaguá, 22775-005, São Paulo – SP, Brazil

Ladies and Gentlemen:

1.	We have acted as Brazilian counsel to Sendas Distribuidora S.A. (“Company”) and to Wilkes Participações S.A. (the “Selling Shareholder”) in connection with the offering of 254,000,000 common shares of the Company (“Common Shares”) and held by the Selling Shareholder, including Common Shares in the form of American Depositary Shares (“ADSs”), each of which represents five Common Shares (collectively, “Securities”), pursuant to the automatic shelf registration statement on Form F-3 filed on November 28, 2022 (“Registration Statement”), as supplemented by the Preliminary Prospectus Supplement dated as of March 14, 2023 and the Final Prospectus Supplement dated as of March 16, 2023 (together, “Prospectus Supplements”), each provided to us and as filed by the Company with the United States Securities and Exchange Commission (“SEC”), pursuant to the United States Securities Act of 1933, as amended (“Securities Act”).

2.	We have not undertaken any investigation of the laws of any jurisdiction outside the Federative Republic of Brazil (“Brazil”) and this opinion is given solely in respect of Brazilian law as effective on the date hereof, and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and do not express or imply any opinion on such laws. This opinion is issued solely for the purposes of the filing of the Registration Statement and the Prospectus Supplements and is not to be relied upon in respect of any other matter.

3.	For the purposes of giving this opinion we have examined and relied upon (a) an electronic copy of the Registration Statement; (b) an electronic copy of the Prospectus Supplements; (c) a copy of the Company’s bylaws (estatuto social) as in effect on the date hereof; and (d) such other documents, certificates and information and such matters of law as we have deemed necessary or appropriate in connection with the opinions expressed herein.

4.	In giving this opinion, we have assumed:

a.	without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents we have examined;

b.	that the Registration Statement, the Prospectus Supplements and any amendments or supplements thereto (including any of the documents incorporated by reference therein) are effective and comply with all applicable laws at the time the Securities are offered as contemplated by the Registration Statement and the Prospectus Supplements;

c.	the Securities were sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto;

d.	that the Selling Shareholder authorized the offering of the Securities, and that took any other appropriate corporate action;

e.	that all factual representations made in documents reviewed by us are accurate and complete and we have not carried out an independent investigation in respect of such factual matters;

f.	that, except as specifically otherwise mentioned herein, there is no provision of the law of any jurisdiction other than Brazil that has any implication in relation to the opinions expressed herein; and

g.	there are no other documents, agreements or other arrangements involving any party or other relevant instrument that may in any way affect the opinions expressed herein.

5.	Based upon the foregoing, and subject to each and all of the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

a.	the Company is a corporation duly organized, validly existing and in good standing under the laws of Brazil; and

b.	the Securities, as transferred by the Selling Shareholder and paid for as described in the Prospectus Supplements and the Registration Statement, remain legally issued, fully paid and non-assessable (meaning that no further sums will be payable to the Company on such Securities).

6.	We are qualified to practice law in Brazil only and therefore the opinions expressed in this letter are limited to questions arising under the laws of Brazil. Therefore, this opinion does not cover any questions arising under or relating to any laws other than the laws of Brazil as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion.

7.	We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, in the Prospectus Supplements or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

8.	This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise with respect to any developments, modifications or circumstances of any kind occurring after the date hereof, even though such development or modification may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion letter.

9.	We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to any amendment thereto and to the reference made to our firm under the captions “Legal Matters” and “Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons” in the Registration Statement and the Prospectus Supplements. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

10.	This opinion will be governed by and construed in accordance with the laws of Brazil as in effect on the date hereof.

Very truly yours,

/s/ Alessandra de Souza Pinto

Machado, Meyer, Sendacz e Opice Advogados

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